EXHIBIT(a)(1)(D)

PowerPoint Presentation about the Offer to Exchange

Slide 1

Stock Option Exchange

Employee Presentation

March 2003

Slide 2

Stock Option Exchange Program

Introduction

•	Current situation
•	Majority of employee options underwater
•	Objectives
•	Address stock option issue
•	Fund future merit stock programs
•	Improve overhang
•	No financial consequences

Slide 3

Exchange Program

6+1 Exchange:

New options issued and priced six (6) months and one (1) day from the date the Eligible Options are cancelled

•	No guarantee that the exercise price on the New Option Grant Date will be less than or equal to the exercise price of any exchanged option

•	You must be an employee on the Cancellation Date

•	To receive new options, you must be an employee on the New Option Grant Date

•	There may be tax consequences associated with your exchange of options (especially employees outside the U.S.)

Slide 4

Exchange Program

Eligible Options

•	All “outstanding” options with an exercise price greater than $12

•	“Outstanding” options—all vested and unvested shares which have not been exercised

•	If you exchange any eligible options, you must exchange all eligible options

Exchange Ratio:

•	3:5 exchange of Eligible Options (for every 5 options tendered, you get 3 back)

Slide 5

Exchange Program

Vesting Schedule:

New vesting schedule based on the start date of each employee:

If start date is:	Vesting Schedule

On or before March 3, 2001	25% on grant date, 1/24 monthly for 24 months

After March 3, 2001	25% on grant date, 1/36 monthly for 36 months

Vesting schedule for new options will be different from exchanged options and there may be instances where you lose some of your vesting

Slide 6

Example

Employee A

Start Date:	October 1999
Eligible Options Exchanged:	9,600 shares
New Options Granted:	5,760 (3/5) shares

Vesting Schedule for New Options:

•	25% on grant date (1440 shares)
•	75% (4,320 shares) over 24 months (180 shares per month)

Employee B

Start Date:	January 2002
Eligible Options Exchanged:	9,600 shares
New Options Granted:	5,760 (3/5) shares

Vesting Schedule for New Options:

•	25% on grant date (1,440 shares)
•	75% (4,320 shares) over 36 months (120 shares per month)

Slide 7

Exchange Program

Timeline

March 25 – April 21, 2003	Employee Response Period (offer period is 20 business days)

April 22, 2003	Cancellation Date for Eligible Options

October 23, 2003	New Option Grant Date (New options granted—6 months + 1 day)

Slide 8

Exchange Program

Conditions of the Exchange Program

If you participate, the following conditions apply:

•	You must exchange all eligible options if you choose to participate
•	No new options may be granted to you before the New Option Grant Date
•	If you turn in an ISO, the new grant will be a ISO to the maximum extent permitted by law
•	If you turn in an NSO, the new grant will be a NSO

Slide 9

Exchange Program

Important notes:

•	If you choose to participate in the exchange program, you must also exchange all options granted since September 24, 2002 (even those $12 and under)

•	Participating in the Exchange Program is 100% voluntary and meeting the deadline is solely the responsibility of the employee – there are no exceptions to missing a deadline – they are imposed by law and cannot be changed

•	No guarantee of continued employment – before, during or after the New Option Grant Date. You must be an employee on the New Option Grant Date to receive New Options.

•	If the Company were to be acquired during the waiting period there can be no assurance that any acquirer would honor the terms of the Exchange Program

Slide 10

OptionsLink

To view all your current options:

•	Visit your OptionsLink account at: http://www.optionslink.com
•	You will need to logon
•	If you have not activated your account, click on “Activate Your Account”
•	OptionsLink Modeling Tool
•	Click “Test Different Scenarios”

Slide 11

Tender Offer

•	In order to offer employees the chance to exchange their underwater stock options the Company must follow a process known as a “Tender Offer”:

•	The Company files certain documents with the SEC that explain the program and contain information about the Company and risks associated with the exchange

•	These documents were provided to you as part of the announcement package from Gordon

Slide 12

Tender Offer

•	If you wish to tender your options for exchange, complete the online election form (http://intranet.extremenetworks.com/optionexchange) before 9:00 p.m., Pacific Time, on April 21, 2003, unless the offer is extended

•	If an employee fails to respond by the April 21, 2003 deadline – for any reason – then the employee may not participate. There are NO EXCEPTIONS.

Slide 13

Next Steps

•	Log into: http://intranet.extremenetworks.com/optionexchange
•	Use your network login and the password sent to you by IT.
•	The intranet site will include:
•	FAQs and the tender offer documents
•	A list of your eligible option grants, the grant date and the grant price.
•	Make your election through the intranet site
•	An electronic confirmation of your response will be sent to you
•	You must fax or hand-deliver your signed election form to Megan Buckley (fax: 408.579.2699) by the deadline
•	Questions may be sent to exchange@extremenetworks.com

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